American International Petroleum Corporation Announces Resignation of Chief Executive Officer

HOUSTON, TX -- 02/07/2005 -- American International Petroleum Corporation ("AIPC") (OTC: AIPN) announced today the resignation of James E. Knight, as Acting Director and Chief Executive Officer of AIPC and its subsidiaries, effective immediately. Mr. Knight resigned to pursue other interests.

American International Petroleum Corporation is a holding company that owns stock of certain subsidiaries, one of which participates in oil and gas exploration and development in Kazakhstan.

All statements, other than statements of historical fact, included in this press release, are forward-looking statements, including, but not limited to, statements identified by the words, "expect," "will" and similar expressions and statements regarding our legal position, plans and objectives. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements.

Contact:
Michael Dodge
732-741-6250